Exhibit 10.12

EROS International Media Pvt. Ltd

ESOP 2009

EROS INTERNATIONAL MEDIA LIMITED

(Formerly known as Eros International Media Private Ltd.)

Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053.

Tel.: +91-22-4053 8500    Fax: +91-22-4053 8540    E-mail: eros@erosintl.com    —    www.erosentertainment.com

Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.

Contents

PART A	STATEMENT OF RISKS	1

PART B	INFORMATION ABOUT THE COMPANY	2

PART C	SALIENT FEATURES OF THE SCHEME	8

EROS INTERNATIONAL MEDIA LIMITED

(Formerly known as Eros International Media Private Ltd.)

Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053.

Tel.: +91-22-4053 8500    Fax: +91-22-4053 8540    E-mail: eros@erosintl.com    —    www.erosentertainment.com

Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.

PART A: STATEMENT OF RISKS

All investments in shares or options on shares are subject to risk as the value of shares may go down or go up. In addition, employee stock options are subject to the following additional risks:

1	Concentration

The risk arising out of any fall in value of shares is aggravated if the employee’s holding is concentrated in the shares of a single company.

2	Leverage

Any change in the value of the share can lead to a significantly larger change in the value of the option as an option amounts to a levered position in the share.

3	Illiquidity

The options cannot be transferred to anybody, and therefore the employees cannot mitigate their risks by selling the whole or part of their options before they are exercised.

4	Vesting

The options will lapse if the employment is terminated prior to vesting. Even after the options are vested, the unexercised options may be forfeited if the employee is terminated for gross misconduct.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	1

PART B: INFORMATION ABOUT THE COMPANY

5	Business of the company

5.1	Profile of the company

Eros International Media Private Limited (‘Eros India’ or ‘the Company’), formerly known as Eros Multimedia Private Limited, was formerly incorporated in India on 19 August 1994 as a private limited company under the name of Rishima International Private Limited. Mr. Arjan G. Lulla and Mr. Sunil A. Lulla are the promoters of the Company with a share holding in the ratio of 1:1. The Company changed its name to Eros International Media Private Limited on 25 July 2000. Thereafter the Company changed its name again to Eros International Media Private Limited on 17 December 2009. The registered office of the Company is located at:

201, Kailash Plaza,

Plot no A-12, Link Road,

Andheri (West),

Mumbai: 400 053,

India

Eros Worldwide FZ LLC acquired 69.61% holding in the Company on 05 September 2003. Eros Digital Private Limited acquired the remaining shareholding from the then existing shareholders on 31 March 2006.

The total authorized of the Company is Rs.60,000 Thousand (Face Value: Rs. 10 each) and paid up share capital aggregates to Rs.51,000 Thousand, which is held as follows:

Shareholders	31 March, 2009	% Holding
Eros Worldwide – Dubai	35,000,000	69.61%
Eros Digital Private Limited	15,500,000	30.39%

Total	51,000,000	100.00%

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	2

5.2	Nature of business

The business of the Company comprises of trading and exploitation of film rights acquired from the producers of the films. The Company is also engaged in production of films from the current year. The exploitation of film rights is done through sale of rights to theatres on minimum guarantee basis or commission basis, sale of the film rights to the airlines, radio channels, sale of DVD’s, VCD’s, ACD’s and cassettes in the local market, sale of overseas rights, etc.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	3

6	Abridged financial information

Abridged financial information for the last two five in respect of the company:

6.1	Balance Sheet

	BALANCE SHEET
	As at March 31, 2008	As at March 31, 2007	As at March 31, 2006	As at March 31, 2005	As at March 31, 2004
	(Rs)	(Rs)	(Rs)	(Rs)	(Rs)
SOURCES OF FUNDS
Shareholder’s funds:
Share capital	51,000,000	51,000,000	51,000,000	51,000,000	51,000,000
Reserves and surplus	577,584,205	232,855,914	210,058,443	195,611,540	190,576,108
	628,584,205	283,855,914	261,058,443	246,611,540	241,576,108
Loan funds:
Secured loans	1,183,158,515	655,596,535	790,358,036	484,869,472	436,134,459
Unsecured loans	1,175,141	431,959	2,118,089	30,242,803	30,415,055
	1,184,333,656	656,028,494	792,476,125	515,112,275	466,549,514
Deferred tax liability	85,570,999	14,278,857	2,127,186	2,529,625	4,625,970
	1,898,488,860	925,605,551	1,051,407,382	764,253,440	712,751,592

APPLICATION OF FUNDS
Fixed Assets:
Gross block	3,372,049,761	988,319,783	243,845,162	229,193,019	181,845,521
Less: Depreciation/amortization	2,447,315,691	684,722,041	137,152,839	121,178,869	88,043,232
Net block	924,734,070	303,597,742	106,692,323	108,014,150	93,802,289
Investments	9,458,990	9,359,000	9,295,000	9,295,000	9,295,000

Current assets, loans and advances:
Interest accrued		3,365,994	3,529,590
Inventories	397,483,427	13,510,359	16,413,546	21,933,464	63,214,037
Sundry debtors	775,169,799	592,843,743	619,724,728	481,294,351	356,295,664
Cash and bank balances	1,100,480,898	234,909,386	117,330,023	93,416,568	53,555,559
Loans and advances	3,333,855,132	1,663,825,935	340,391,859	265,999,368	258,698,585
	5,606,989,256	2,508,455,417	1,097,389,746	862,643,751	731,763,845
Less: current liabilities and provisions:
Current liabilities	4,634,151,370	1,870,897,577	148,541,073	200,159,663	111,257,590
Provisions	8,542,086	24,909,031	13,428,856	15,543,548	10,859,210
	4,642,693,456	1,895,806,608	161,969,929	215,703,211	122,116,800
Net current assets	964,295,800	612,648,809	935,419,817	646,940,540	609,647,045
Miscellaneous expenditure
(to the extent not written off or adjusted)
Preliminary expenses			242	3,750	7,258
	1,898,488,860	925,605,551	1,051,407,382	764,253,440	712,751,592

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	4

6.2	Profit and Loss Statement

	PROFIT AND LOSS
	As at March 31, 2008	As at March 31, 2007	As at March 31, 2006	As at March 31, 2005	As at March 31, 2004
	(Rs)	(Rs)	(Rs)	(Rs)	(Rs)
INCOME
Sales and service income	4,234,976,402	1,786,847,911	935,892,991	1,059,668,019	795,263,473
Other Income	152,830,857	56,338,367	13,844,819	1,734,926	12,047,633
	4,387,807,259	1,843,186,278	949,737,810	1,061,402,945	807,311,106
EXPENDITURE
Operating expenses	3,349,070,961	974,514,041	732,630,385	936,870,543	676,387,585
Employee remuneration and Other benefits	62,463,128	36,804,774	17,259,402	19,521,786	20,251,187
Administrative and other expenses	398,336,377	187,891,278	92,873,200	35,714,965	39,420,836
Finance Costs	23,951,056	47,686,183	38,919,868	26,220,927	32,285,721
Depreciation/amortisation	14,807,590	547,569,202	41,664,863	33,135,637	23,053,311
	3,848,629,112	1,794,465,478	923,347,718	1,051,463,858	791,398,640

Profit before tax for the year	539,178,147	48,720,800	26,390,092	9,939,087	15,912,466
[Illegible]	91,000,000	32,500,000	15,855,000	7,000,000	6,650,000
[Illegible]	2,600,000	1,200,000	765,000
[Illegible]	99,849,956	12,151,671	4,656,811	2,096,345	485,704
[Illegible]	—	50,000	—
[Illegible]	—	4,325,000	—
Profit after tax for the year	344,728,291	22,797,471	14,446,903	5,035,432	9,748,170
Tax adjustment for earlier years	—	—	—	—	1,167,027
Balance of the Profit	344,728,291	22,797,471	14,446,903	5,035,432	10,915,197
Balance of profit brought forward from prev year	231,855,914	210,058,443	195,611,540	190,576,108	179,660,911
Balance carried forward to balance sheet	577,584,205	232,855,914	210,058,443	195,611,540	190,576,108

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	5

7	Risk factors

The risks and uncertainties include, but are not limited to, risks and uncertainties regarding fluctuations in earnings rates, our ability to manage growth, intense competition in our areas of services including those factors which may affect our cost advantage, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price contracts, client concentration, our ability to manage our marketing & sales operations, reduced demand for our key focus areas, liability for damages on our products and services, the success of the companies in which the Company has made strategic investments, withdrawal of governmental fiscal incentives, political instability, legal restrictions and general economic conditions affecting our industry.

Management Perception: Some of the risks are normal to the nature of industry in which the Company operates and some others are beyond the control of the Company.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	6

8	Continuing disclosure requirement

The option grantee would be entitled to receive copies of all documents that are sent to the members of the Company. This shall include the annual accounts of the company as well as notices of meetings and the accompanying explanatory statements. However, the option grantee will not be entitled to attend and vote in the meeting.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	7

PART C: SALIENT FEATURES OF THE SCHEME

This part contains the salient features of the employee stock option scheme of the company including the conditions regarding vesting, exercise, adjustment for corporate actions, and forfeiture of vested options.

9	Section 1: Plan objectives

The objectives of ESOP 2009 (or the “Plan” or “Scheme”) are as follows:

•	Introduce a long term incentive tool to attract, motivate and retain talent

•	Align employee’s interest with that of the shareholders

•	Provide wealth creation opportunities to critical employees

•	Reward loyalty

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	8

10	Section 2: Definitions and Interpretations

10.1	Definitions

In this document, the following expressions including their grammatical variations or cognate expressions shall, where the context so admits, have the following meaning:

•

Applicable Law means the legal requirements relating and as applicable to Employee Stock Options, including, without limitation, the Companies Act, 1956, SEBI Act, the SEBI Guidelines and all relevant tax, securities, exchange control or corporate laws of India or any relevant jurisdiction or of any stock exchange on which the shares are listed or quoted.

•	Board/ Board of Directors means the Board of Directors of the Company for the time being and re-constituted and/or re-structured from time to time during the existence of this Plan.

•

Change in Capital Structure means a change in the capital structure of the company as a result of reclassification of shares, splitting up of the face value of shares, sub-division of shares, issue of bonus shares, issue of rights shares, conversion of shares into other shares or securities and any other change in the rights or obligations in respect of shares.

•	Closing Date of a grant shall mean ten years from date of grant or finishing of all stocks allocated for employee stock options, whichever is earlier.

•	Common Stock means the equity shares of the Company and includes any securities convertible into equity shares.

•	The Act means the Companies Act, 1956 for the time being in force and as amended from time to time.

•

Company means Eros International Media Private Limited, incorporated in India having its registered office at 201, Kailash Plaza, Plot no A-12, Link Road, Andheri (West), Mumbai: 400 053, India, its successors and assigns.

•

Company Policy/ Terms of Employment means the Company’s policies for employees and the terms of employment as contained in the employment letter and the company handbook, which includes provisions for securing confidentiality, non-compete and non-poaching of other employees and customers.

•	Compensation Committee shall mean the ‘Compensation Committee’ constituted and set up by the Company under Section 5 of this Plan.

•	Corporate Action means and includes one of the following actions:

•

the merger, de-merger, spin-off, consolidation, amalgamation, sale of business or other reorganization of the company (except to a subsidiary) in which all the shares are converted into or exchanged for:

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	9

•	a different class of securities of the company ; or

•	any securities of any other issuer ; or

•	Cash ; or

•	Other property

•	The sale, lease or exchange of all or substantially whole of the assets/ undertaking of the company to any other Company or entity (except the subsidiary)

•	The adoption by the shareholders of the Company of a scheme of liquidation, dissolution or winding up.

•	Director means a member of the Board of the Company.

•

Disability shall mean “Disability” as defined in any applicable agreement between the grantee and the Company or if there is no such agreement or Disability is not defined therein, then a grantee’s becoming physically or mentally incapacitated so that he is therefore reasonably expected to be unable for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) month period to perform his duties to the Company.

•	Eligibility criteria means the criteria as may be determined from time to time by the Board for granting the employee stock options to the employees.

•	Employee means:

•	a permanent employee of the company working in India or out of India; and

•	a director of the company, whether a whole time director or not;

•	an employee as defined in sub-clauses (a) or (b) of a subsidiary, in India or out of India, or of a holding company of the company.

However, it shall not include any employee who is a promoter or belongs to the promoter group or a Director who either by himself or through his relatives or through any body corporate, directly or indirectly, holds more than 10% of the outstanding equity shares of the Company.

•	Employer Company means the Company.

•

Exercise in relation to options means, the tendering by an employee, of an application for the issue of shares, pursuant to the options vested in him under the Grant and the Plan accompanied by the Exercise Price payable for the shares.

•	Exercise Date means the date on which an employee of the Company elects to exercise the options.

•	Exercise Period in relations to the Options means the period commencing from the date of Vesting of Options and ending on the date after which Options cannot be exercised.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	10

•	Exercise Price means the price payable by the employee for exercising the Option granted to him in pursuance of this Plan.

•

Fair Market Value means, as of any specified date, means the latest available closing price, prior to the date of the meeting of the Board of Directors in which options are granted/ shares are issued, on the stock exchange on which the shares of the company are listed. If the shares are listed on more than one stock exchange, then the stock exchange where there is highest trading volume during the aforesaid period should be considered. If the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Compensation Committee based on the advice of an independent appraiser.

•	Grant means, individually or collectively, issue of Options to employees under the Plan.

•	Grantee means an Employee who has been granted Stock Options pursuant to the Plan where the context so requires includes his/her legal heirs and/or designated beneficiary.

•	Grant Date means the date on which Stock Options are granted to an eligible Employee pursuant to the Plan.

•	Holding Company means a Holding company as defined under the Companies Act, 1956 and as altered from time to time.

•	IPO means Initial Public Offer of the Company’s shares resulting in listing of the shares on any recognised stock exchange.

•

Option or Stock Option means a right but not an obligation granted to an Employee to subscribe for shares or any Resultant Shares in pursuance of the Plan to apply for shares of the company at a pre- determined price and upon such terms and conditions as may be specified.

•

Option Agreement means a written agreement entered into between the Company and an Employee with respect to an Option, a Grant to such employee, and on such terms and conditions as stipulated in this Plan and as may be suggested/ recommended by the Compensation Committee from time to time.

•

Permanent Disability means any disability of whatsoever nature be it physical, mental or otherwise, which incapacitates or prevents or handicaps an Employee for a continuous period of six months from performing any specific job, work or task which the said Employee was capable of performing immediately before such disablement, as determined by the Compensation/Remuneration Committee based on a certificate of a medical expert identified by such Committee.

•	Plan means the ESOP 2009 as set out herein and as amended or modified from time to time.

•	Promoter means:

•	The person or persons who are in overall control of the company.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	11

•	The person or persons who are instrumental in the formation of the company [or program pursuant to which the shares are offered to the public]

•

The person or persons named in the offer document as promoter(s). Provided that a director or officer of the company if he is acting as such only in the professional capacity will not be deemed to be a promoter.

Explanation: Where the promoter of a company is a body corporate, the promoter of that body corporate shall also be deemed to be a promoter of the company.

•	Promoter Group means:

•	an immediate relative of the promoter (i.e., spouse of that person, or any parent, brother sister or child of that person or of the spouse) ;

•	Persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group”.

•

Recognized Stock Exchange means stock exchange in India recognized by Securities Board and Exchange Board of India or stock exchange outside India recognized by similar regulatory authorities of the countries outside India.

•	Resultant shares means the equity shares issued in lieu of shares of the Company on any Change in Capital Structure or on any Corporate Action as mentioned in this Plan.

•	Retirement means retirement as per the rules of the Company

•

Share means the equity shares of the company and the securities convertible into equity shares and shall include American Depository Receipts (ADR), Global Depository Receipts (GDR), or other depository receipts representing underlying equity shares or securities convertible into equity shares and where the context so requires shall include the Resultant shares.

•	Strategic Sale refers to the sale of hundred percent of the equity of the company in its entirety and/or any event resulting from Corporate Action undertaken by the Company.

•	Subsidiary means a Subsidiary company as defined under the Companies Act, 1956 and as altered from time to time.

•	Tenure or Grant Tenure means the period from approval of grant to Closing Date, during which the Grant is effective.

•	Trust means the trust created and established by the Board of Directors of the Company to promote participation in management and prosperity of the company by employees pursuant to this Plan.

•

Trustees mean the trustees of the Trust for the time being and persons nominated/appointed as such from time to time by the Board of Directors of the company and to perform such actions and deeds as stipulated in the Trust Deed.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	12

•	Unvested Option means an option in respect of which the relevant vesting conditions have not been satisfied and as such, the option grantee has not become eligible to exercise the option.

•	Vested Option means an option in respect of which the relevant vesting conditions have been satisfied and the option grantee has become eligible to exercise the option.

•	Vesting means the process by which the employee is given the right to apply for shares of the Company against the option granted to him in pursuance of the Plan.

•	Vesting Conditions means the conditions subject to which the option granted would vest in an option grantee.

•	Vesting period means the period during which the vesting of the option granted to the employee in pursuance of the Plan takes place.

The definitions as given in this Section are for the purposes of interpretation of this Plan only and should not be used for any other purpose.

10.2	Interpretations

In this document, unless otherwise stated or intention appears:

•	The singular includes the plural and vice versa

•	The word person includes an individual, a firm, a body corporate or any other authority

•	Any word or expression importing the masculine or feminine genders only shall be taken to include all these genders.

10.3	Section Headings

The section headings are for information only and shall not affect the construction of this document.

10.4	References

•	A reference to a clause or schedule is respectively a reference to a clause or schedule of this document. The Schedules, if any, to this document shall for all purposes form part of this document.

•	Reference to any Act, Rules, Regulations, Statutes or Notifications/Circulars/ Press Notes shall include any statutory modification, substitution or re-enactment thereof.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	13

11	Section 3: Implementation

The Plan shall be implemented by the Compensation Committee under the policy and framework laid down by the Company and/or Board of Directors of the Company, in accordance with the authority delegated to the Compensation Committee in this regard from time to time and subject to the amendments, modifications and alterations to the Plan made by the Company and/or Board of Directors in this connection.

The issuance of shares will be under the guidance, advice and direction of the Compensation Committee constituted under this Plan.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	14

12	Section 4: Effective date of the plan and tenure of Grant

12.1	Effective dates

The Plan shall be deemed to have come into force on the 26th day of November, 2009 or on such other date as may be decided by the Board of Directors of the Company subject to the approval of shareholders of the company in general meeting.

12.2	Termination

If any Stock Options granted under the Plan are terminated under the provisions of Section 18, such options shall be available for further award under the Plan.

12.3	Tenure

The tenure of each grant shall include the period from the date of approval of the grant to the closing date of the grant. Any stock options, which remain unexercised after the tenure of the grant, would automatically be deemed to be lapsed and/or ineffective.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	15

13	Section 5: Administration and Compensation Committee

13.1	Administration of plan

The ESOP 2009 shall be administered by the Compensation/Remuneration Committee. All questions of interpretation of the ESOP 2009 or any Employee Stock Option shall be determined by the Compensation/Remuneration Committee and such determination shall be final and binding upon all persons having an interest in the ESOP 2009 or such Employee Stock Option.

13.2	Constitution of the Compensation Committee

The Board of Directors, subject to the approval of shareholders in general meeting, constitute a separate Committee by the name of ‘Compensation Committee’.

The Compensation Committee shall consist of such number of persons not less than three, as the Board of Director shall deem fit. The Compensation Committee, in exercise of its powers, may require any information from the Board/Company and/or seek any assistance from the Board/ Company and/or any employee of the Company as it may deem fit to, fully and effectively discharge its duties and responsibilities.

13.3	Powers

The Powers of, the Compensation Committee, inter alia, include the power to:

•	frame ESOP plans, get the same approved from Board and implement them

•	the quantum of option to be granted under an ESOP per employee and in aggregate;

•	the conditions under which option vested in employees may lapse in case of termination of employment for misconduct;

•	the exercise period within which the employee should exercise the option and that option would lapse on failure to exercise the option within the exercise period;

•	the specified time period within which the employee shall exercise the vested options in the event of termination or resignation of an employee;

•	the right of an employee to exercise all the options vested in him at one time or at various points of time within the exercise period;

•

the procedure for making a fair and reasonable adjustment to the number of options and to the exercise price in case of corporate actions such as rights issues, bonus issues, merger, sale of division and others. In this regard following shall be taken into consideration by the Compensation Committee:

•	the number and the price of ESOP shall be adjusted in a manner such that total value of the ESOP remains the same after the corporate action;

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	16

•	for this purpose global best practices in this area including the procedures followed by the derivative markets in India and abroad shall be considered;

•	the vesting period and the life of the options shall be left unaltered as far as possible to protect the rights of the option holders.

•	the grant, vest and exercise of option in case of employees who are on long leave; and

•	the procedure for cashless exercise of options, if applicable

•	the Compensation Committee shall frame suitable policies and systems to ensure that there is no violation of:

•	Securities and Exchange Board of India (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines, 1999

•	Securities and Exchange Board of India (Insider Trading) Regulations, 1992; and

•	Securities and Exchange Board of India (Prohibition of Fraudulent and Unfair Trade Practices relating to the Securities Market) Regulations, 1995, by any employee.

The members of the Compensation Committee and their powers and functions can be specified, varied, altered or modified from time to time by the Board of Directors subject to such rules and regulations as may be in force. The Board may further provide that the Compensation Committee shall exercise certain powers only after consulting the Trust and/ or Board of Directors of the Company, as the case may be.

13.4	Liability of Members of the Compensation Committee

No member of the Compensation Committee shall be personally liable for any decision or action made in good faith with respect to the Plan.

The Compensation Committee members shall, however, abstain from participating in and deciding matters that directly affect their individual ownership interests under the Plan.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	17

14	Section 6: Grant of Options

14.1	Grant Limits

•

Compensation Committee may from time to time make Grants to one or more Employees, determined by it to be eligible for participation in the Plan in accordance with the provisions of Section 15 of the Plan. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to a Grant. To the extent that a Giant lapses or the rights of its Grantee terminate, any shares of Common Stock subject to such Grant shall again be available for the making of a Grant. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in this Plan with respect to shares of Common Stock subject to Options then outstanding.

•	The Grant shall be at such price as may be determined by the Compensation Committee and shall be specified in the Grant.

•

The Grant shall be in writing and shall specify the number of options granted, the price payable for exercising the options, the earlier date on which some or all of the Options and the shares acquired under the Grant shall be eligible for vesting, fulfilment of the performance and other conditions, etc, if any, subject to which vesting shall take place and other terms and conditions thereto.

•	The option shall not be transferable and can be exercised only by the employees of the Company.

14.2	Stock offered

The shares to be offered pursuant to a Grant shall be from the authorized share capital of the Company or Common Stock previously issued and outstanding and reacquired by the Company. Shares subsequently purchased by the Company from Grantees would be available for grant of further Stock Options within the Plan tenure.

14.3	Structure of the plan

The Company has set aside 5% of the issued and paid up capital as on the Grant Date for the purpose of this Plan. Each Option entitles the Grantee thereof to apply for and be allotted one equity share of the Company at the Exercise Price.

14.4	Grant Plan

All employees who are eligible as per Section 15 of the Plan shall be granted options the date they become eligible under the Plan. However, the Compensation Committee has the sole discretion in granting options prior to the employees meeting all the eligibility criteria given in Section 15.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	18

14.5	Grant Criteria

All eligible employees will be granted options by the Compensation committee on the basis of some or all of the following criteria, as and when they apply:

•	Level and role of the employee;

•	Performance of the employee;

•	Tenure with the organization;

•	Such other factors as Compensation Committee may decide from time to time

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	19

15	Section 7: Vesting of Options

15.1	Vesting plan

The vesting period for the grant shall be as follows:

For eligible employees as identified by the Compensation Committee and at their sole discretion:

•	20% of the options shall vest on the completion of 12 months from the grant date

•	20% of the options shall vest on the completion of 24 months from the grant date

•	30% of the options shall vest on the completion of 36 months from the grant date

•	30% of the options shall vest on the completion of 48 months from the grant date

Notwithstanding anything to the contrary in this plan, the Compensation Committee may be entitled to in its absolute discretion, to vary or alter the Vesting Date from employee to employee or class there, as it may deem fit.

15.2	Exercise of unvested options

The Compensation Committee in its absolute discretion may permit the Options granted, including Options, which have not vested to be exercised within such time and on such terms and conditions as it may determine.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	20

16	Section 8: Exercise of Options

16.1	Exercise plan

There shall be no lock-in after the options have vested. The Vested options would be eligible to be exercised on the Vesting Date itself. Notwithstanding any provisions to the contrary in this Plan the options must be exercised before the end of the tenure of the plan. Also, the options can be exercised only before the end of tenure of the plan. The shares arising out of exercise of Vested Options would not be subject to any lock-in-period after such exercise, except as required by underwriters in the event of an Initial Public Offering of the Company’s Shares.

16.2	Exercise price/ Grant Price

The Exercise Price would be decided at the Compensation Committee’s sole discretion. Such exercise price will be intimated to the eligible employee at the time of grant of options to them.

16.3	Other aspects

Notwithstanding anything contained elsewhere in the Plan, the Compensation Committee and/or the Board may if the Exercise of Options within the Exercise period, is prevented by any law or regulation in force the Compensation Committee or the Board, defer or refuse to permit the Exercise of Options till such time as it is prohibited by the applicable laws or regulations and in such an event, the Company shall not be liable to pay any Compensation or similar payment to the Employee for any loss suffered due to such refusal.

Provided further, that the Board shall have the power and be and is hereby authorized to cancel all or any of the Options granted under the Plan if so required under any law for the time being in force.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	21

17	Section 9: Purchase plan

17.1	Whilst in employment

In event of an IPO, the employee will be free to sell his shares in the open market, subject to any holding restrictions by SEBI, if any, at the time of the then applicable law.

In event of a strategic sale, all vested options of the employee will be exited in the currency of the transaction (cash or equity swap, as the case may be). With respect to unvested options, they will be traded with options under the new entity or they will be deemed as vested and will be treated in the same manner as all other vested options.

In event of absence of the above two exit options, an employee can exit by selling his shares to a third party subject to the following order of right to refusals:

•	First right of refusal will remain with the Company

•	Second right of refusal lies with Promoter Group

•	Third right of refusal lies with other employees

•	In case of refusal from all the above parties the employee can sell the shares to any third party

17.2	Whilst not in employment

Until IPO, the ex-employee who has exercised his Options shall be free to sell his shares to a third party subject to the right of first refusal lying with the Trust and/or the Compensation Committee and/or the Promoters and/or any other employee of the Company at the price offered by the third party and exercise of right for first refusal shall not exceed a period of 30 days.

In event of an IPO, the ex-employee will be free to sell his shares in the open market, subject to any holding restrictions by SEBI, if any, at the time of the then applicable law.

In event of a strategic sale, all exercised options of the ex-employee will be eligible for exit in the currency of the transaction (cash or equity swap) as for existing employees of the Company.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	22

18	Section 10: Termination of employment

If a Grantee’s employment (or other service) with the Company terminates:

•	For Cause, then the Options, to the extent previously vested, shall be exercised by the employee within one month from the date of such termination

Cause shall mean, as determined by the Compensation Committee, which include but not limited to, (i) the failure of the Employee, as judged by the Management / disciplinary committee or any other such committee constituted for the purpose, to achieve assigned performance targets and objectives, (other than any such failure resulting from retirement, death or disability as defined below), (ii) the engaging by the Employee in wilful, reckless or grossly negligent misconduct which is determined by the Compensation Committee to be detrimental to the interest of the Company or any of its affiliates, monetarily or otherwise, or (iii) the Employee’s pleading guilty to or conviction of a felony (iv) fraud, misfeasance, breach of trust or wrongful disclosure of any secret or confidential information about the Company to any third party , or (v) employment of the Employee in any other organisation or provision of services by the Employee for any other organisation.

•

Due to voluntary resignation on the part of the Grantee, vested but unexercised options would need to be exercised within one month from the date of resignation by the employee, else they would lapse on completion of one month. All unvested options would be forfeited by the Company.

•

On completion of his/ her employment (or other service) due to retirement, superannuation or otherwise, then the Grantee shall have right to exercise the Options that have vested prior to separation from the Company. The employee must exercise the vested options within one year in case of completion of the period of contract of his employment (or other service). All unvested options will stand cancelled as on the date of such retirement, unless otherwise determined by the Compensation Committee whose decision will be final and binding.

•	In the event of abandonment by an employee, all options, vested (but not exercised) or unvested, stand cancelled.

•	In case of duly approved long leave of the Participant, the Vesting Period shall be increased by the period of such long leave taken by the Participant.

•	In event of termination of employment without a cause, all vested options have to be exercised by the employee within one month from the date of such termination

•

For reasons other than those referred above in Section 10 or Section 11, the Compensation Committee will decide whether the vested options on the date of separation can be exercised by the employee or not, and such decision shall be final.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	23

19	Section 11: Death and Total & Permanent Disability

If a Grantee should die or become totally and permanently disabled while an employee of the Company, the Granted Stock Options shall vest and exercise as below:

•

In the event of death of a Participant while in employment with the Company, all the Options granted to him till such date and lying unvested shall vest in the Beneficiary of the deceased Participant immediately on that day. All the Vested Options shall be permitted to be exercised within a period of 365 days from the date of death of the Participant or the expiry of the Exercise Period, whichever is earlier. Any Vested Options not exercised within this aforesaid period shall lapse and stand forfeited and cancelled at the end of the aforesaid period.

•

In the event the termination of a Participant’s employment with the Company, is as a result of total or permanent incapacity (i.e., incapacity to engage in work as a result of sickness, mental disability or otherwise or by reason of accident), all the Options granted to him till such date of permanent incapacitation and lying unvested, shall vest in him on that day. All the Vested Options shall be permitted to be exercised within a period of 365 days from the date of permanent incapacitation or the expiry of the Exercise Period, whichever is earlier. Any Vested Options not exercised within this aforesaid period shall lapse and stand forfeited and cancelled at the end of the aforesaid period.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	24

20	Section 12: Non Assignability

The Option shall not be transferable or assignable by the Employee, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Employee’s lifetime, only by him or, during periods of legal disability, by his legal representative. No Option shall be subject to execution, attachment or similar process. The Options granted shall not be pledged, hypothecated, mortgaged or otherwise alienated in any other manner.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	25

21	Section 13: Rights of an employee in stock

21.1	Shareholder rights

Neither Employee, nor his successor in interest, shall have any of the rights of a shareholder of the Company with respect to the shares for which the Option is exercised until such shares are issued by the Company.

21.2	Change of Employment within Company

Except as may be otherwise provided in this Plan, the Option granted hereunder shall not be affected by any change of employment so long as employee continues to be employed by the Company.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	26

22	Section 14: Terms and conditions of shares

All Shares acquired under the Plan will rank pari passu with all other Shares of the Company for the time being in issue, save as regards any right attached to any such Shares by reference to a record date prior to the date of allotment. Dividend in respect of Shares allotted on exercise of the Options shall be payable pro-rata from the date of allotment.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	27

23	Section 15: Eligibility

A Stock Option Grant made pursuant to the Plan may be Granted only to an individual who, at the time of Grant,

•	Is an employee of the Company and/or,

•	Has been identified as key resource by the Compensation committee, at the time of hiring, [in order to attract and/or bridge gap from market in terms of Compensation, if any.]

•	Any other employee who has been identified by compensation committee at its sole discretion subject to conditions mentioned above

The Compensation committee however is authorized to change the eligibility criteria from time to time, subject to approval of the Board.

Each Grant shall be evidenced by a written instrument duly executed by or on behalf of the Company.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	28

24	Section 16: Stock Option/ Grants

24.1	Stock Option Agreement

Each Option shall be evidenced by an Agreement between the Company and the Grantee, which shall contain such terms, and conditions as may be approved by the Compensation Committee. Each Agreement shall specify the effect of termination of employment, total and permanent disability, retirement or death on the exercisability of the Option and such other terms and conditions as the Compensation Committee may deem necessary.

Under each Agreement, a Grantee shall have the right to appoint any individual or legal entity in writing as his nominee under the Plan in the event of his death / total and permanent disability. Such designation may be revoked in writing by the Grantee at any time during the time of employment and a new nominee may be appointed in writing on the form provided by the Compensation Committee for such purpose. Such nominee shall be the only legal representative recognised by the Company/ Compensation Committee as the inheritor of the Grantees option to the exclusion of all others.

24.2	Option period

The term of each Option shall be as specified by the Compensation Committee at the Grant Date and shall be stated in the Agreement; provided, however, that an Option may not be exercised after the end of the tenure of the grant.

24.3	Limitations on Exercise of Option

Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Compensation Committee and as permissible under the terms of the Plan, which shall be specified in the Agreement evidencing the Option. An Option shall not, however, be exercised for fractional shares.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	29

25	Section 17: Change in Capital Structure or Corporate Action

Except as hereinafter provided, a Grant made shall be subject to adjustment, by the Compensation Committee, at its discretion as to number and price of Options or Shares, as the case may be, in the event of ‘Change in Capital Structure’ or a ‘Corporate Action’ as defined in this Plan.

The existence of the Plan and the Grants made hereunder shall not in any way affect the right or the power of the Board of Directors or the shareholders or the Company to make or authorize any ‘Change in Capital Structure’ or any ‘Corporate Action’ including any issue of shares, debt or other securities having any priority or preference with respect to the Shares or the rights thereof, and with respect to pricing of the shares (shares may be issued at par or at any price as may be decided by the Board of Directors or the Company which may be lower than the price at which stock option is / will be granted to the Employees, from time to time).

If there is a ‘Change in the Capital Structure of the Company’ before the Options granted under this Plan are exercised, the Employee shall be entitled on exercise of the Options, to such number of Resultant Shares to which he would have been entitled as if all the Options not exercised by him had been exercised by him before such ‘Change in the Capital Structure’ of the Company had taken place and the rights under the Options shall stand correspondingly adjusted.

The Shares in respect of which the Options are granted, are Shares as presently constituted. But if and when, prior to the expiry of the Exercise Period there is a ‘Change in the Capital Structure’ of the Company, the number of Shares with respect to which the Options may thereafter be exercised shall, in the event of:

•	An increase in the number or Resultant Shares, be proportionately increased, and the Exercise Price, be proportionately reduced.

•	A reduction in the number of Resultant Shares, be proportionately reduced, and the Exercise Price, be proportionately increased.

Provided further that in case the provisions of applicable law restrict/prohibit the issue of shares at a discount to its par value, the Exercise Price shall not be less than the amount as prescribed under such law.

In the event of ‘Corporate Action’, the Compensation Committee, at least seven days prior to any ‘Corporate Action’ or thirty days thereafter, acting in its absolute discretion with or without the consent or approval of the Employee, as it may deem fit, shall in respect of the outstanding Options act on any of the following alternatives:

•	Provide that on any exercise of Options hereafter, the Employee shall be entitled to the Shares and / or Resultant Shares as if the Employee had been a Holder of the Shares on exercise of the Options.

•	Make such adjustments to the Options outstanding to reflect the ‘Corporate Action’, as may be necessary,

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	30

•

Require the mandatory surrender to the Company, by all or some of the Employees, of all or some of the outstanding Options, irrespective of whether, the Options, have vested or not, as on that date, and in such an event the Compensation Committee shall pay such Employees an amount in cash or otherwise, per Option, as the case may be, of the ‘Change in Control Value’ after deducting the balance Exercise Price payable, if any.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	31

26	Section 18: Amendment or Termination of Plan

The Board of Directors in its absolute discretion may from time to time amend, alter or terminate the Plan or any Grant or the terms and conditions thereof provided, that no amendment, alteration or termination in any Grant previously made may be carried out, to the extent possible, which would impair or prejudice the rights of the Employee without the consent of the concerned Employee.

Provided further, that the Board may not, without the approval of the shareholders, amend the Plan:

•	To increase the aggregate number of shares which may be issued pursuant to the provisions of the Plan on exercise or surrender of Options or upon Grants;

•	To change the Option exercise price;

•	To extend the maximum period during which Grants may be made under the Plan

Without prejudice to the above, the Board of Directors, without any reference to or consent of the Employee concerned, amend the Plan or Grant or any Agreement to comply with any laws, regulations or guidelines, which is or may hereinafter, become applicable to this Plan.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	32

27	Section 19: Others

27.1	No right to a Grant

Neither the adoption of the Plan nor any action of the Compensation Committee shall be deemed to give an Employee any right to be granted an Option to purchase Common Stock, to receive a Grant or to any other rights hereunder except as may be evidenced by an Option Agreement duly executed on behalf of the Company, and then only to the extent of and on the terms and conditions expressly set forth therein.

27.2	No Employment Rights Conferred

Nothing contained in the Plan or in any Grant made hereunder shall (i) confer upon any Employee any right with respect to continuation of employment with the Company, or (ii) interfere in any way with the right of the Company to terminate his or her employment at any time.

27.3	No Restriction of Corporate Action

Nothing contained in the Plan shall be construed to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any future Grant under the Plan. No Employee, beneficiary or other person shall have any claim against the Company as a result of such action.

27.4	Tax deduction at source

The Company shall have the right to deduct, in connection with all Grants, any taxes, if any, required by law to be deducted at source and to require any payments necessary to enable it to satisfy such obligations.

Upon giving not less than 07 days notice to the employee to the amount of tax, the Company shall be empowered to sell such number of Shares or deduct an amount from his/ her salary as would be necessary to discharge the obligation in the respect of tax deduction at source and appropriate the proceeds thereof on behalf of the employee.

27.5	Confidentiality

The Employee shall ensure complete confidentiality in respect of all documents, matters and discussions in relation to the Plan, Grant, the Option Agreement or any connected matter. Any violation may result in cancellation of Grant or compulsory retransfer of Shares to a nominee as the Compensation Committee may deem fit without prejudice to the other action which may be taken in this regard.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	33

27.6	Insider Trading

The Employee shall ensure that there is no violation of:

•	Insider Trading Regulations of the Country and/or the recognized stock exchange on which the shares of the Company are listed.

•	Other applicable restrictions for prevention of Fraudulent and/or Unfair Trade Practices relating to the Securities Market.

The Employee shall keep the Company, the Board and the Compensation Committee, fully indemnified in respect of any liability arising for violation of the above provisions.

27.7	New Plans

Nothing contained in the Plan shall be construed to prevent the company directly or through any trust settled by Company, from implementing any other new Employee Ownership Plan which is deemed by the Company to be appropriate or in its best interest, whether or not such other action would have any adverse impact on the Plan or any Grant made under the Plan. No Employee or other person shall have any claim against the Company and/or trust as a result of such action.

27.8	Issues

In respect of any issues arising in respect of the Plan, the decision of the Board and/or Compensation Committee shall be final and binding on all concerned.

27.9	Information to Employees

Grantees under the Plan shall receive financial statements annually regarding the Company during the period the Options are outstanding.

27.10	Any outflow under ESOP scheme

Any outflow for the company on any account including but not limited to any tax, cess, duty or levy [including Perquisite Value Tax] etc, as applicable from time to time at present or in future due to/under this ESOP scheme shall be recoverable from the concerned employee.

27.11	Governing Law

The Plan shall by construed in accordance with and subject to the laws of Republic of India and other applicable laws. The shares issued pursuant to this plan shall be governed by the Corporate and Securities Laws of the India and in a case where the Shares are listed on a stock exchange in a country other than India, the laws of the country / stock exchange in which the Shares are listed shall also apply.

The courts at New Delhi shall have the exclusive jurisdiction.

AS ADOPTED BY THE SHAREHOLDERS AS OF 4th December, 2009.

EROS INTERNATIONAL MEDIA LIMITED (Formerly known as Eros International Media Private Ltd.) Corporate Office: Second Floor, Satyadev Building, Off New Link Road, Andheri (W), Mumbai - 400 053. Tel.: +91-22-4053 8500 Fax: +91-22-4053 8540 E-mail: eros@erosintl.com — www.erosentertainment.com Regd. Office: 201, Kailash Plaza, Plot No. A-12, Opp. Laxmi Ind. Estate, Link Road, Andheri (W), Mumbai - 400 053.	34